Audiovox Acquires German Accessories Leader SCHWAIGER

NEW YORK, Oct. 1 /PRNewswire/ -- Audiovox Corporation (Nasdaq: VOXX) announced today that its wholly owned subsidiary, Audiovox German Holdings GmbH, has completed the acquisition of SCHWAIGER, a German market leader in consumer electronics accessories as well as SAT and receiver technologies. The Company enjoys strong sales through the specialized do-it-yourself market and is based in Langenzenn, Germany. Audiovox plans to keep the operation headquartered there.

Patrick Lavelle, President and CEO of Audiovox Corporation stated, "It has always been our intention to grow our European operations by adding significant markets and product categories and capitalizing on synergies where they exist. This acquisition does just that, as it adds to our Oehlbach accessory business and further increases our 'accessories' presence by adding both new customers and product lines to our growing European, accessory business."

As a result of this acquisition, Audiovox will add a significant number of products in the following categories: terrestrial antennas, amplifiers and accessories, antenna outlets and accessories, switches, cables, installation materials, measuring gear and power supplies, audio/video accessories, satellite-receiving components and more. At the same time, SCHWAIGER will have the opportunity to tap into the extensive product portfolio of accessory products from the US-based, Audiovox Accessories Corporation and add to their mix products under the RCA, Jensen, Acoustic Research and Terk brands.

The total purchase price is at the current rate, approximately $4.3 million (3 million Euros) and the acquisition is expected to be accretive this fiscal year adding roughly $32 million (21.9 million Euros) in annualized sales.

Lavelle concluded, "We plan to continue to expand our international footprint by adding high-quality brands and lines as we see significant short and long-term opportunities and to further leverage those brand portfolios and distribution throughout Europe."

About Audiovox

Audiovox (NASDAQ:VOXX) is a recognized leader in the marketing of automotive entertainment, vehicle security and remote start systems, consumer electronics products and consumer electronics accessories. The company is number one in mobile video and places in the top ten of almost every category that it sells. Among the lines marketed by Audiovox are its mobile electronics products including mobile video systems, auto sound systems including satellite radio, vehicle security and remote start systems; consumer electronics products such as MP3 players, digital camcorders, DVRs, Internet radios, clock radios, portable DVD players, multimedia products like digital picture frames and home and portable stereos; consumer electronics accessories such as indoor/outdoor antennas, connectivity products, headphones, speakers, wireless solutions, remote controls, power & surge protectors and media cleaning & storage devices; Energizer®-branded products for rechargeable batteries and battery packs for camcorders, cordless phones, digital cameras and DVD players, as well as for power supply systems, automatic voltage regulators and surge protectors. The company markets its products through an extensive distribution network that includes power retailers, 12-volt specialists, mass merchandisers and an OE sales group. The company markets products under the Audiovox, RCA, Jensen, Acoustic Research, Energizer, Advent, Code Alarm, TERK, Prestige and SURFACE brands. For additional information, visit our Web site at www.audiovox.com.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses as well as the wireless business; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2009.

    Company Contact:
    GW Communications
    Glenn Wiener, Tel: 212-786-6011
    gwiener@GWCco.com

SOURCE Audiovox Corporation

Glenn Wiener, GW Communications, +1-212-786-6011, gwiener@GWCco.com, for Audiovox Corporation